Exhibit 99-1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2007 RESULTS

- - Broad-Based Sales Growth - -
- - Continued Strong Operating Performance - -

COLUMBUS, Ohio, USA – July 26, 2007 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results.  Here are highlights of the quarter:

•	Sales growth in local currency was 7%. Reported sales growth was 11%, which included a 4% currency benefit.
•
Net earnings per diluted share as reported (EPS) were $1.07, an increase of 27% over the second quarter 2006 amount of $0.84.  Adjusted EPS was $1.09, an increase of 27% over the prior year amount of $0.86.  Adjusted EPS is a non-GAAP measure which excludes the effect (net of tax) of the amortization of purchased intangibles.  A reconciliation of EPS to Adjusted EPS is provided in the attached schedules.

•	Projected 2007 EPS is estimated at $4.28 to $4.33 and projected Adjusted EPS is estimated at $4.35 to $4.40.

Second Quarter Results

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, “We are pleased with another quarter of strong operating results.  Sales growth was broad-based, and operating profit margins and cash flow generation were excellent and on target with our expectations.”

EPS was $1.07, an increase of 27% over the prior year amount of $0.84.  Adjusted EPS was $1.09, an increase of 27% over the prior year amount of $0.86.  A reconciliation of EPS to Adjusted EPS is provided in the attached schedules.

Sales were $430.5 million, compared with $389.2 million in the prior year, an increase of 7% in local currency sales.  Reported sales growth was 11%, which included a 4% favorable currency benefit.  By region, local currency sales growth was 7% in Europe, 4% in the Americas and 14% in Asia / Rest of World.  Adjusted operating income amounted to $63.8 million, a 17% increase over the prior year amount of $54.3 million.

Cash flow from operations was $60.6 million, compared with $53.1 million in 2006.  The Company repurchased 718,000 shares of its stock for $69.0 million during the quarter.

Six-Month Results

EPS for the six-month period was $1.85, an increase of 31% over the prior year amount of $1.41.  Adjusted EPS was $1.88, an increase of 31% over the prior year amount of $1.44.  A reconciliation of EPS to Adjusted EPS is provided in the attached schedules.

Sales were $818.3 million for the six-month period, compared with $735.3 million in the prior year, an increase of 7% in local currency sales.  Reported sales growth was 11%, which included a 4% favorable currency benefit.  By region, local currency sales growth was 5% in Europe, 7% in the Americas and 12% in Asia / Rest of World.  Adjusted operating income amounted to $112.5 million, a 22% increase over the prior year amount of $92.6 million.

Cash flow from operations was $92.9 million, compared with $72.2 million in 2006.  The Company repurchased 1.6 million shares of its stock for $140.5 million during the first six months.

2007 Outlook Increased

The Company stated that based on first-half results and assuming economic environment and market conditions remain similar to today’s, it now expects 2007 EPS to be in the range of $4.28 to $4.33.  This compares with previous EPS guidance of $4.18 to $4.28.

The Company expects Adjusted EPS in 2007 to be in a range of $4.35 to $4.40 which excludes $0.07 per share for the effects of amortization of purchased intangibles.  This represents an increase of 17% to 18% over 2006 Adjusted EPS of $3.72.  Adjusted EPS in 2006 excludes $0.06 per share for amortization of purchased intangibles and a $0.20 per share benefit from discrete tax items.   Previous guidance on an Adjusted EPS basis was $4.25 to $4.35.

For the third quarter 2007, the Company expects EPS to be in the range of $1.02 to $1.05 and Adjusted EPS to be in the range of $1.04 to $1.07.

Continued Growth

Spoerry continued, “METTLER TOLEDO’s broad geographic footprint continues to yield substantial benefits, especially our strong growth from emerging market countries.  We recently reached a milestone with the 20-year anniversary of our Chinese manufacturing operations.  We have a significant presence in China, which includes a recently opened and expanded facility to accommodate our growth plans.  In addition to emerging market growth, our other initiatives, including our Spinnaker-related sales and marketing programs and new product launches, continue to pay dividends.  The ongoing execution of our strategic initiatives provides us confidence in our growth prospects this year and into the future.”

Other Matters

The Company has provided a reconciliation of earnings before taxes, the most comparable U.S. GAAP measure, to adjusted operating income in the attached schedules.

The Company will host a conference call to discuss its second quarter results today (Thursday, July 26) at 5:00 p.m. Eastern Time.  To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services.  The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications.  The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development.  In addition, the Company is the world’s largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications.  Additional information about METTLER TOLEDO can be found at “www.mt.com.”

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties.  For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see “Factors affecting our future operating results” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2006.  The Company assumes no obligation to update this press release.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

Three months ended June 30, 2007	% of sales	Three months ended June 30, 2006	% of sales

Net sales	$430,544	(a)	100.0	$389,157	100.0
Cost of sales	215,451		50.0	196,722	50.6
Gross profit	215,093		50.0	192,435	49.4

Research and development	22,455		5.2	20,562	5.3
Selling, general and administrative (b)	128,855		29.9	117,576	30.2
Amortization	2,958		0.7	2,850	0.7
Interest expense	5,002		1.2	4,350	1.1
Other income, net	(384)		(0.1)	(2,557)	(0.7)
Earnings before taxes	56,207		13.1	49,654	12.8

Provision for taxes	15,176		3.6	14,897	3.9
Net earnings	$41,031		9.5	$34,757	8.9

Basic earnings per common share:
Net earnings	$1.10			$0.86
Weighted average number of common shares	37,454,360			40,535,389

Diluted earnings per common share:
Net earnings	$1.07			$0.84
Weighted average number of common	38,409,325			41,237,812
and common equivalent shares

Notes:
(a)	Local currency sales increased 7% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

Three months ended June 30, 2007	% of sales	Three months ended June 30, 2006	% of sales

Earnings before taxes	$56,207			$49,654
Amortization	2,958			2,850
Interest expense	5,002			4,350
Other income, net	(384)			(2,557)
Adjusted operating income (b)	$63,783	(a)	14.8	$54,297	14.0

Notes:
(a)	Adjusted operating income increased 17% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

Six months ended June 30, 2007	% of sales	Six months ended June 30, 2006	% of sales

Net sales	$818,307	(a)	100.0	$735,317	100.0
Cost of sales	411,737		50.3	372,542	50.7
Gross profit	406,570		49.7	362,775	49.3

Research and development	43,790		5.4	40,501	5.5
Selling, general and administrative (b)	250,290		30.6	229,707	31.2
Amortization	5,883		0.7	5,705	0.8
Interest expense	9,462		1.1	8,426	1.1
Other income, net	(746)		(0.1)	(5,095)	(0.7)
Earnings before taxes	97,891		12.0	83,531	11.4

Provision for taxes	26,430		3.3	25,059	3.4
Net earnings	$71,461		8.7	$58,472	8.0

Basic earnings per common share:
Net earnings	$1.89			$1.43
Weighted average number of common shares	37,759,922			40,793,119

Diluted earnings per common share:
Net earnings	$1.85			$1.41
Weighted average number of common	38,670,503			41,505,940
and common equivalent shares

Notes:
(a)	Local currency sales increased 7% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

Six months ended June 30, 2007	% of sales	Six months ended June 30, 2006	% of sales

Earnings before taxes	$97,891			$83,531
Amortization	5,883			5,705
Interest expense	9,462			8,426
Other income, net	(746)			(5,095)
Adjusted operating income (b)	$112,490	(a)	13.7	$92,567	12.6

Notes:
(a)	Adjusted operating income increased 22% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2007	December 31, 2006

Cash and cash equivalents	$99,707	$151,269
Accounts receivable, net	300,762	306,879
Inventory	163,016	148,372
Other current assets and prepaid expenses	68,888	63,250
Total current assets	632,373	669,770

Property, plant and equipment, net	229,528	229,138
Goodwill and other intangibles	536,551	535,621
Other non-current assets	154,112	152,556
Total assets	$1,552,564	$1,587,085

Short-term debt	$15,152	$9,962
Accounts payable	92,936	95,971
Accrued and other current liabilities	270,653	278,446
Total current liabilities	378,741	384,379

Long-term debt	337,861	345,705
Other non-current liabilities	250,095	226,139
Total liabilities	966,697	956,223

Shareholders’ equity	585,867	630,862
Total liabilities and shareholders’ equity	$1,552,564	$1,587,085

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Cash flow from operating activities:
Net earnings	$41,031	$34,757	$71,461	$58,472
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	6,463	6,541	12,917	12,895
Amortization	2,958	2,850	5,883	5,705
Deferred taxation	(1,926)	(3,365)	(4,301)	(5,045)
Excess tax benefits from share-based payment arrangements	(2,188)	(2,177)	(4,643)	(7,748)
Other	2,158	1,950	4,244	2,948
Increase in cash resulting from changes in
operating assets and liabilities	12,084	12,558	7,322	5,020
Net cash provided by operating activities	60,580	53,114	92,883	72,247

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	940	1,959	1,146	3,597
Purchase of property, plant and equipment	(8,440)	(5,795)	(16,297)	(11,799)
Acquisitions	-	(218)	-	(790)
Net cash used in investing activities	(7,500)	(4,054)	(15,151)	(8,992)

Cash flows from financing activities:
Proceeds from borrowings	14,813	22,033	18,605	29,729
Repayments of borrowings	(2,875)	(48,565)	(20,181)	(75,349)
Proceeds from exercise of stock options	4,431	7,726	10,454	17,467
Excess tax benefits from share-based payment arrangements	2,188	2,177	4,643	7,748
Repurchases of common stock (a)	(68,964)	(49,241)	(145,903)	(121,344)
Net cash used in financing activities	(50,407)	(65,870)	(132,382)	(141,749)

Effect of exchange rate changes on cash and cash equivalents	1,504	179	3,088	682

Net increase (decrease) in cash and cash equivalents	4,177	(16,631)	(51,562)	(77,812)

Cash and cash equivalents:
Beginning of period	95,530	263,397	151,269	324,578
End of period	$99,707	$246,766	$99,707	$246,766

Note:
(a) The six months ended June 30, 2007 and 2006 include $5.4 million and $4.2 million, respectively, relating to the settlement of a liability for shares purchased as of December 31, 2006 and 2005.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$60,580	$53,114	$92,883	$72,247
Excess tax benefits from share-based payment arrangements	2,188	2,177	4,643	7,748
Proceeds from sale of property, plant and equipment	940	1,959	1,146	3,597
Purchase of property, plant and equipment	(8,440)	(5,795)	(16,297)	(11,799)
Free cash flow	$55,268	$51,455	$82,375	$71,793

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION

	Europe	Americas	Asia/RoW	Total

Three Months Ended June 30, 2007	7%	4%	14%	7%

Six Months Ended June 30, 2007	5%	7%	12%	7%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
	2007	2006	% Growth	2007	2006	% Growth

EPS as reported, diluted	$1.07	$0.84	27%	$1.85	$1.41	31%

Purchased intangible amortization (a)	0.02	0.02		0.03	0.03

Adjusted EPS, diluted	$1.09	$0.86	27%	$1.88	$1.44	31%

Note:
(a)
Item represents the EPS impact of purchased intangible amortization, net of tax, of $0.6 million for both the three months ended June 30, 2007 and 2006 and $1.3 million for both the six months ended June 30, 2007 and 2006.